UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Morgan Stanley Frontier Emerging Markets Fund, Inc.

(Exact name of registrant as specified in its charter)

Maryland	26-2681022
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

522 Fifth Avenue, New York, NY	10036
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-150859.

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered:	Each Class is to be so Registered:

Shares of Common Stock, par value $0.01 per share	New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

Item 1.  Description of Registrant’s Securities to be Registered.

A description of the shares of common stock, $0.01 par value, of Morgan Stanley Frontier Emerging Markets Fund, Inc. (the “Fund”) to be registered hereunder is set forth in Pre-Effective Amendment No. 2 to the Fund’s Registration Statement on Form N-2 in the section entitled “Description of Shares,” filed under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, on August 19, 2008 (File Nos. 333-150859; 811-22202), which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

Item 2.  Exhibits

Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MORGAN STANLEY FRONTIER EMERGING MARKETS FUND, INC.

Date: August 20, 2008	By:	/s/ Amy R. Doberman
Amy R. Doberman
Vice President